Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116985) pertaining to the Stock Acquisition Rights (No. 1) of Nomura Holdings, Inc. of our report dated May 18, 2005 (except Notes 12 and 14, as to which the date is June 28, 2005), with respect to the consolidated financial statements of Nomura Holdings, Inc. and subsidiaries included in the Annual Report (Form 20-F) for the year ended March 31, 2005.

/s/    ERNST & YOUNG SHINNIHON

Tokyo, Japan

June 29, 2005